OMB APPROVAL
OMB Number: 3235-0060
Expires: January 31, 2008
Estimated average burden hours per response: 38

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2005

HuntMountain Resources

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-01428	68-0612191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1611 N. Molter Road, Ste. 201, Liberty Lake, WA	99019
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 892-5287

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item  5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2005 Eunice R. Campbell resigned from Company’s Board of Directors.  Dr. Eberhard Schmidt was appointed as a director of the Company to fill the vacancy created by Mrs. Eunice Campbell's departure from the Board.  Dr. Schmidt's appointment was effective October 31, 2005, and he will complete the remainder of Mrs. Campbell's unexpired term.  Retired for more than the past five years, Eberhard “Hardy” Schmidt has more than 35 years experience exploring, evaluating and developing precious and base metal properties in the Western United States and Mexico.  He has managed regional exploration offices for Cyprus Mines, Amoco Minerals and Meridian Minerals in Spokane, Washington and for Minera Hecla in Mexico.  Dr. Schmidt received his Ph.D. in Structural and Economic Geology from the University of Arizona and is a past president of the Northwest Mining Association

Item 9.01 Financial Statements and Exhibits

(c ) Exhibits 99 - News release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntmountain Resources

(Registrant)

/s/ Tim Hunt

Date: November 14, 2005

By:

      Tim Hunt, President